Filed by Google Inc.
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3: No. 333-142243
Below is a screen shot of an online tool available to certain Google managers and employees for modeling the value of Google equity awards, including transferable stock options (TSOs).